First Business CEO Report Fourth Quarter 2012

Dear Shareholders and Friends of First Business:
For First Business, 2012 can be summarized in one word: execution. Since the early days of the economic downturn, a number of events in the Midwest and Wisconsin banking markets made it clear to us that significant market disruption was imminent. We saw opportunity in this disruption, and we carefully began enhancing our profile - from talent to operational competencies to capital markets exposure. In 2012 the First Business team demonstrated exceptional execution toward this goal. While many other banks were focused on survival, we were assembling all the right pieces to position First Business for growth and increased shareholder value.
Record 2012 Financial Performance
For First Business, 2012 was a record year across the spectrum of financial performance. In an industry generally plagued with declining margins and efficiency challenges, our success was an exception. We lowered our funding costs and increased our net interest margin when many others struggled to overcome interest rate headwinds. We turned outside of our organization to attract people to join our talented team while many others turned inward to address challenges. Our differentiated performance reflects execution of our strategic plan, and we were successful across every objective.
We grew net income to a record $8.9 million in 2012, up 6% from the previous record $8.4 million earned in 2011. Likewise, core earnings, a non-GAAP measure, which excludes the impact of credit costs and taxes, grew to a record $18.5 million, 12% higher than in 2011. Net loans reached a record $896.6 million, while average in-market deposits grew 25% in 2012 to a record $649.0 million. As you can see it truly was a “record” year for First Business in several meaningful ways.
Improved asset quality was a particular strength of 2012. Nonperforming assets declined 35% to $15.7 million at December 31, 2012 compared to the prior year end. Perhaps even more powerful is the fact that our cumulative credit losses throughout the downturn - from 2008 through 2012 - amounted to just 2.9% of loan balances at the start of the cycle, compared to nearly 8% for Wisconsin-based bank holding companies and over 11% for all US-based bank holding companies. We have not been immune to credit challenges, but our strict underwriting, strong client relationship focus and aggressive credit management have allowed us to outperform our peers and industry in many ways by a wide margin.
Loan growth was another important factor in our 2012 success. Through our Business Development Officers' (BDOs) local market knowledge and relationships, we won new clients and solidified profitable relationships with those we've longed served. We invested heavily in additional talent and expanding business lines, giving our trust, commercial real estate, business loan and asset-based lending financing platforms greater depth and reach. These investments contributed to growth in net loans and leases of $59.9 million, or 7%, in 2012. Balances grew across our portfolios, retaining our historic loan mix. We've achieved growth in a balanced manner by pursuing quality clients with profitable relationship profiles and acceptable credit risk in businesses and geographies we know well.
These profitable relationships drove accelerated revenue production as well. Top line revenue, consisting of net interest and non-interest income, grew nearly 10% to a record $46.6 million, while net interest margin grew to 3.36%, a record for our tenure as a public company. Additionally, we achieved best-ever results across each of our primary non-interest income sources, from loan fees to trust and investment services and deposit service charges.
In 2012 we improved our efficiency ratio by 75 basis points, from 61.02% in 2011 down to 60.27% in 2012. The efficiency ratio is an important non-GAAP measure of performance and one we track very closely. Essentially, it is a measure of the cost to generate one dollar of revenue. Our efficiency ratio improved even as we increased our BDO team by 30% in 2012 - a great success, and proof that an organization can be both conservative and entrepreneurial - with proper strategic planning and execution.
Maintaining efficiency is critical to operating and growing a service-oriented “business bank” model. I am very pleased to report that while we've executed on market opportunities to increase our talent, we've also ensured that our businesses are scaled appropriately for a variety of economic conditions. Our niche expert BDOs provide the core capabilities to attract and secure key new relationships. Meanwhile, we can add supplemental support staff as needed in the future to scale appropriately for different environments. This flexibility will be a key to maintaining efficiency as we pursue future growth in our franchise.
Increased Capital Markets Exposure Supports Growth Opportunities
Like our financial performance, our capital markets exposure increased meaningfully in 2012 through careful planning and execution. Over the last two years we've been conservative yet proactive in our capital management strategies, making concerted efforts to elevate our profile in the investment community. We began issuing detailed earnings press releases to announce our quarterly earnings, and I've particularly enjoyed sharing our strategy and successes each quarter with you through this CEO Report. We've been gratified to see average daily trading volume of FBIZ stock increase more than three-fold over those two years as well. Equity research analysts began to take note, with FIG Partners LLC initiating coverage on our stock in July 2012, Raymond James initiating coverage in September 2012, and Keefe Bruyette & Woods initiating coverage in March 2013. Each firm launched coverage with an “Outperform” rating. We also participated in investor conferences with these and other sell-side equity research teams, gaining critical exposure to new and prospective investors.
These developments prepared us for the culminating event of 2012: the successful public offering of 1,265,000 shares of FBIZ common stock in December 2012. We leveraged the momentum of our earnings power and increased capital markets exposure to seize an opportunity to enhance our capital base in support of anticipated future growth. We were patient in going to market, with great success. At $23.00 per share, the December offering raised $29.1 million. Since the offering, our average daily trading volume has increased to more than 11,000 shares, compared to 2,700 for the first 11 months of 2012.
Through these successes, reported institutional ownership of FBIZ stock grew to 1.3 million shares or 33% of total outstanding shares at December 31, 2012. This compares to just 339,000 shares or 13% of total outstanding shares just one year prior. Our new and long-term shareholders alike are enjoying superior returns. For the first two months of 2013, First Business' total return to shareholders was 7.6%, compared to 2.9% for the SNL US Bank $1-$5B Index. Over the longer term, from the beginning of 2008 through February 2013 our cumulative total return to shareholders measured 57.1%, compared to negative 17.7% for the SNL US Bank $1-$5B Index.
Committed to Growing Shareholder Value in 2013
Our strong capital position and earnings momentum demonstrate First Business' ability to continue producing sustainable earnings - earnings which we believe can comfortably support both future investment in growth and increased returns to shareholders. Therefore, I am very pleased to report that on March 8, 2013 our Board of Directors declared an increase in our quarterly cash dividend to $0.14 per share, double our previous quarterly dividend of $0.07 per share, which we've maintained for the past 20 quarters. Measured against 2012 diluted earnings per share of $3.29, the increased dividend represents a modest and sustainable 17% payout ratio, allowing flexibility for future investment in growth, both organically and through future acquisitions of niche business lines.
2012 was a year of outstanding growth in franchise value, and we remain committed to its continued enhancement in 2013 and beyond. Efficiency and asset quality remain key priorities, and we continue to support our expanded niche business teams as they gain traction in loan, deposit and revenue production. We are excited for the growth opportunities ahead, and we look forward to sharing many successes with you in 2013. You are an integral part of our success, and we thank you. We are grateful for the support of both our new and long-term shareholders, and we hope you'll help us spread the word about First Business.
Sincerely,
Corey Chambas, President and CEO

This letter includes "forward-looking" statements related to First Business Financial Services, Inc. (the "Company") that can generally be identified as describing the Company's future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Financial Highlights

Footprint and mailing section